AMSC Reports Fourth Quarter and Fiscal 2017 Financial Results and Provides Business Outlook
Company to host conference call tomorrow at 10:00 am ET

Ayer, MA – June 6, 2018 – AMSC (Nasdaq: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fourth quarter and full year fiscal 2017 ended March 31, 2018.

"Fiscal 2017 marked the year we commercialized AMSC's high-temperature superconductor technology as represented by the U.S. Navy's Ship Protection System order for the USS Fort Lauderdale. Our grid business grew by more than 20% in fiscal 2017 - our third year in a row of growth in our grid segment. We expect revenue growth again in our grid business and are anticipating improved conditions in India's wind power industry in fiscal 2018," said Daniel P. McGahn, President and Chief Executive Officer of AMSC. "We expect fiscal 2018 to be a year of revenue growth for AMSC."

Revenues for the fourth quarter of fiscal 2017 were $13.5 million, compared with $16.2 million for the same period of fiscal 2016. The year-over-year decrease was due to lower Wind segment revenues, primarily driven by fewer shipments of electrical control systems to Inox, partially offset by higher Grid segment revenues versus year ago results.

AMSC’s net loss for the fourth quarter of fiscal 2017 was $6.0 million, or $0.30 per share, versus $6.9 million, or $0.50 per share, for the same period of fiscal 2016. The Company’s non-GAAP net loss (as defined below) for the fourth quarter of fiscal 2017 was $5.0 million, or $0.25 per share, which decreased compared with a non-GAAP net loss of $7.1 million or $0.51 per share, in the same period of fiscal 2016. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full fiscal year 2017 were $48.4 million as compared to $75.2 million in fiscal year 2016. AMSC reported a net loss for fiscal 2017 of $32.8 million, or $1.73 per share, compared to a net loss of $27.4 million, or $1.98 per share in fiscal 2016. The Company's non-GAAP net loss for full year fiscal 2017 was $32.2 million or $1.70 per share, compared with a non-GAAP net loss of $27.0 million, or $1.95 per share, for fiscal 2016.

Cash, cash equivalents and restricted cash at March 31, 2018 totaled $34.2 million, compared with $22.3 million at December 31, 2017. Operating cash burn in the fourth quarter of fiscal 2017 was $4.6 million.

Business Outlook
For the first quarter ending June 30, 2018, AMSC currently expects that its revenues will be in the range of $11 million to $13 million. The Company’s net loss for the first quarter of fiscal 2018 is expected to be less than $7.0 million, or $0.34 per share. The Company's non-GAAP net loss is expected to be less than $6.1 million, or $0.30 per share. The Company expects an operating cash burn of $6 million to $8 million in the first quarter of fiscal 2018.

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time tomorrow, June 7, 2018, to discuss market trends, and the Company's recent accomplishments, financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 877-260-1479 and using conference ID 6971737. A replay of the call may be accessed 3 hours following the call by dialing: 888-203-1112 and using conference ID 6971737.

About AMSC (Nasdaq: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our expectation that our grid business will grow revenue again in fiscal 2018, our expectation of improved conditions in India's wind power industry in fiscal 2018, our expectation that fiscal 2018 will be a year of revenue growth, our expected financial results for the quarter ending June 30, 2018, our expected operating cash burn during the quarter ending June 30, 2018 and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not

AMSC Reports Q4FY17 Results	Page 3

limited to: A significant portion of our revenues are derived from a single customer, Inox, and we cannot predict if and when Inox’s demand dislocation will be resolved, and to the extent resolved, how successful Inox will be under India’s new central and state auction regime; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business. Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Failure to successfully execute the move of our former Devens, Massachusetts manufacturing facility or achieve expected savings following the move could adversely impact our financial performance; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; We have operations in and depend on sales in emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2018, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY17 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2018	2017	2018	2017
Revenues
Wind	$3,828	$10,447	$14,294	$47,269
Grid	9,670	5,748	34,109	27,926
Revenues	13,498	16,195	48,403	75,195

Cost of revenues	10,504	13,360	44,608	64,352

Gross profit	2,994	2,835	3,795	10,843

Operating expenses:
Research and development	2,904	3,736	11,594	12,540
Selling, general and administrative	5,614	6,048	22,577	25,688
Amortization of acquisition related intangibles	85	—	183	157
Loss on contingent consideration	—	—	71	—
Restructuring and impairment	199	39	1,527	—
Total operating expenses	8,802	9,823	35,952	38,385

Operating loss	(5,808)	(6,988)	(32,157)	(27,542)

Change in fair value of derivatives and warrants	(762)	636	706	1,304
Gain on sale of minority interests	216	—	1,167	325
Interest income (expense), net	53	(52)	147	(383)
Other (expense) income, net	(351)	(415)	(2,800)	65

Loss before income tax expense	(6,652)	(6,819)	(32,937)	(26,231)

Income tax expense	(657)	106	(161)	1,142

Net loss	$(5,995)	$(6,925)	$(32,776)	$(27,373)

Net loss per common share
Basic	$(0.30)	$(0.50)	$(1.73)	$(1.98)
Diluted	$(0.30)	$(0.50)	$(1.73)	$(1.98)

Weighted average number of common shares outstanding
Basic	20,044	13,981	18,967	13,804
Diluted	20,044	13,981	18,967	13,804

AMSC Reports Q4FY17 Results	Page 5

CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

AMSC Reports Q4FY17 Results	Page 6

	March 31, 2018	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$34,084	$26,784
Accounts receivable, net	7,365	7,956
Inventory	19,780	17,462
Note receivable, current portion	3,000	—
Prepaid expenses and other current assets	2,947	2,703
Restricted cash	—	795
Total current assets	67,176	55,700

Property, plant and equipment, net	12,513	43,438
Intangibles, net	3,230	301
Note receivable, long term portion, net of discount of $337K, and net of deferred gain of $105K as of March 31, 2018	2,559	—
Goodwill	1,719	—
Restricted cash	165	165
Deferred tax assets	542	407
Other assets	271	233

Total assets	$88,175	$100,244

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	12,625	14,490
Note payable, current portion, net of discount of $19 as of March 31, 2017	—	1,481
Derivative liabilities	1,217	1,923
Deferred revenue, current portion	13,483	14,323
Total current liabilities	27,325	32,217

Deferred revenue, long term portion	8,454	7,631
Deferred tax liabilities	110	125
Other liabilities	57	45
Total liabilities	35,946	40,018

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 21,138,689 and 14,713,839 shares issued at March 31, 2018 and 2017, respectively	211	147
Additional paid-in capital	1,041,113	1,017,510
Treasury stock, at cost, 165,094 and 97,529 shares at March 31, 2018 and 2017, respectively	(1,645)	(1,371)
Accumulated other comprehensive (loss) income	883	(503)
Accumulated deficit	(988,333)	(955,557)
Total stockholders' equity	52,229	60,226

Total liabilities and stockholders' equity	$88,175	$100,244

AMSC Reports Q4FY17 Results	Page 7

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve months ended March 31,
	2018	2017
Cash flows from operating activities:

Net loss	$(32,776)	$(27,373)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	11,459	7,519
Stock-based compensation expense	2,692	2,892
Impairment of minority interest investments	—	—
Provision for excess and obsolete inventory	434	1,615
(Recovery)/Write-off prepaid taxes	(82)	—
Gain on sale from minority interest investments	(1,167)	(325)
Loss from minority interest investments	—	—
Change in fair value of warrants and contingent consideration	(635)	(1,304)
Non-cash interest expense	19	156
Other non-cash items	793	(940)
Changes in operating asset and liability accounts:
Accounts receivable	1,145	11,143
Inventory	(2,423)	(815)
Prepaid expenses and other current assets	558	2,729
Accounts payable and accrued expenses	(2,956)	(7,938)
Deferred revenue	(1,888)	1,426
Net cash used in operating activities	(24,827)	(11,215)

Cash flows from investing activities:
Net cash provided by investing activities	16,397	192

Cash flows from financing activities:
Net cash provided by (used in) financing activities	15,278	(1,130)

Effect of exchange rate changes on cash and cash equivalents	452	(393)

Net (decrease)/increase in cash and cash equivalents	7,300	(12,546)
Cash and cash equivalents at beginning of year	26,784	39,330
Cash and cash equivalents at end of year	$34,084	$26,784

AMSC Reports Q4FY17 Results	Page 8

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2018	2017	2018	2017
Net loss	$(5,995)	$(6,925)	$(32,776)	$(27,373)
Gain on sale of interest in minority investments	(216)	—	(1,167)	(325)
Stock-based compensation	578	626	2,692	2,892
Amortization of acquisition-related intangibles	85	39	183	157
Consumption of zero cost-basis inventory	(220)	(254)	(734)	(1,373)
Change in fair value of derivatives and warrants	762	(636)	(635)	(1,304)
Non-cash interest expense	—	$28	19	156
Tax effect of adjustments	35	41	177	220
Non-GAAP net loss	$(4,971)	$(7,081)	$(32,241)	$(26,950)

Non-GAAP net loss per share	$(0.25)	$(0.51)	$(1.70)	$(1.95)
Weighted average shares outstanding - basic and diluted	20,044	13,981	18,967	13,804

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share data)

Three months ending
June 30, 2018
Net loss	$(7,000)
Stock-based compensation	900
Amortization of acquisition-related intangibles	100
Consumption of zero-cost inventory	(100)
Tax effect of adjustments	—
Non-GAAP net loss	$(6,100)
Non-GAAP net loss per share	$(0.30)
Shares outstanding	20,100

Note: Non-GAAP net loss is defined by the Company as net loss before gain on sale of interest in minority investments; stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company is not able to provide the change in fair value of warrants and contingent consideration on a forward-looking basis without unreasonable efforts because the calculation for that change is primarily driven by the closing price and volatility of the Company's stock at the end of each fiscal quarter, which cannot be reasonably estimated at this time. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Reports Q4FY17 Results	Page 9

AMSC Contact:
Brion D. Tanous
AMSC Investor Relations
Phone: 424-634-8592
Email: Brion.Tanous@amsc.com